UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2020

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19879	11-3054851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Righter Parkway
Delaware Corporate Center II
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2020, the Company filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting the appointment of Mr. Patrick Hutchison as the Chief Financial Officer of the Company on a part-time basis. Effective June 8, 2020, Mr. Hutchison will serve as the Company’s Chief Financial Officer on a full-time basis (the “Full-Time Transition”). Biographical and other information regarding Mr. Hutchison is included in the Initial Form 8-K and is incorporated herein by reference.

In connection with the Full-Time Transition, the Company amended that certain letter agreement with Mr. Hutchison, with an effective date of January 6, 2020 (as described in the Initial Form 8-K) (the “Employment Agreement”) and entered into a letter agreement with Mr. Hutchison on June 4, 2020 (the “Amendment”) amending certain terms of the Employment Agreement.

Pursuant to the Amendment, Mr. Hutchison’s annual base salary will be increased to $300,000 and the target amount of his annual incentive cash bonus will be increased to 30% of his annual rate of base salary. Additionally, the Amendment provides that if the Company terminates Mr. Hutchison’s employment without cause (as defined in the Employment Agreement), Mr. Hutchison is entitled to the payment of any earned but unpaid base salary through the date of termination, and if Mr. Hutchison executes, delivers, and complies with a waiver and general release of claims in favor of the Company, he will also be eligible to receive the aggregate amount equal to six months of his then-current base salary, payable in equal installments over the six-month period following the date of the termination of his employment. Apart from the foregoing, the terms of the Employment Agreement, as described in the Initial Form 8-K, remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Carl A. Valenstein
Carl A. Valenstein
Corporate Secretary

Dated: June 8, 2020